UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2008

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Hexion Specialty Chemicals, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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New Jersey
(State or Other Jurisdiction of Incorporation)

1-71 (Commission File Number)	13-0511250 (I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio (Address of Principal Executive Offices)	43215-3799 (Zip Code)

     614-225-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

     On June 30, 2008, the European Commission issued a decision that would permit Hexion Specialty Chemicals, Inc.’s (the “Company”) acquisition of Huntsman Corporation (“Huntsman”), contingent on, among other things, divestment of a portion of the Company’s global specialty epoxy resins business to a purchaser approved by the European Commission.

     As we have previously announced, the Company has filed suit in the Delaware Court of Chancery to declare its contractual rights with respect to the Agreement and Plan of Merger, dated July 12, 2007, by and among the Company, Nimbus Merger Sub Inc. and Huntsman (the “Merger Agreement”). The Company said in the suit that it believes the capital structure underlying the Merger Agreement is no longer viable and would render the combined company insolvent and that Huntsman has suffered a Company Material Adverse Effect within the meaning of the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: June 30, 2008

By: /s/ Mary Ann Jorgenson
Name: Mary Ann Jorgenson
Title: Executive Vice President & General Counsel